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                                                                    EXHIBIT 10.7




                               COMMERCIAL GUARANTY


         COMMERCIAL GUARANTY (this "Agreement") made and entered into as of May 11, 2001 by PETROQUEST ENERGY, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), in favor of HIBERNIA NATIONAL BANK, as Agent for itself and each of the financial institutions ("Lenders") which now or hereafter become a party to that certain Credit Agreement guarantying the Indebtedness (as such terms are hereinafter defined) of PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Borrower").

                                   WITNESSETH:

         FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the above named Borrower, the undersigned Guarantor, whether one or more, hereby jointly, severally and solidarily, agrees as follows:

         SECTION 1. CONTINUING GUARANTY OF BORROWER'S INDEBTEDNESS. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all loans, extensions of credit and/or other obligations that Borrower may now and/or in the future owe to and/or incur in favor of Lenders under or pursuant to that certain Amended and Restated Credit Agreement dated of even date herewith, by and among Borrower, Guarantor, Agent, and Lenders, as the same may be amended and/or restated from time to time and in effect (the "Credit Agreement"), including the indebtedness of Borrower evidenced by certain Notes dated of even date herewith, in the maximum aggregate principal amount of $100,000,000.00, executed by Borrower pursuant to the Credit Agreement, and any and all renewals, extensions, substitutions, modifications and replacements of said Notes from time to time and in effect, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now existing or hereafter arising, of any nature or kind whatsoever, up to a maximum principal amount outstanding at any one or more times not to exceed ONE HUNDRED MILLION AND NO/100 DOLLARS (U.S. $100,000,000.00), together with interest, costs and attorneys' fees thereon (with all of Borrower's indebtedness and/or obligations being hereinafter individually and collectively referred to under this Agreement as "Borrower's Indebtedness" or the "Indebtedness").

         SECTION 2. LIMITATION ON LIABILITY. The liability of Guarantor hereunder with respect to the Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Commercial Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

         SECTION 3. JOINT, SEVERAL AND SOLIDARITY LIABILITY. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of all of Borrower's Indebtedness shall be on a "joint and several" and "solidary" basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be





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a co-borrower, co-principal obligor and/or co-maker of all of Borrower's
Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Borrower's Indebtedness, Guarantor's obligations and liabilities hereunder shall be on a "joint and several" and "solidary" basis along with such other guarantor or guarantors, endorsers and/or sureties.

         SECTION 4. DURATION; CANCELLATION OF AGREEMENT. This Agreement and Guarantor's obligations and liabilities hereunder shall remain in full force and effect until such time as each and every Indebtedness of Borrower shall be paid, performed and/or satisfied in full, in principal, interest, costs and attorneys' fees, or until such time as this Agreement may be cancelled or otherwise terminated by Lenders under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provision hereinbelow). Unless otherwise indicated under such a written cancellation instrument, Lenders' agreement to terminate or otherwise cancel this Agreement shall only effect and shall be expressly limited to Guarantor's continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of Borrower's Indebtedness incurred, originated and/or extended or committed to by Lenders after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this Agreement for the prompt and punctual payment, performance and satisfaction of any and all of Borrower's then outstanding Indebtedness together with continuing assessment of interest thereon) that was incurred, originated, extended or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Lenders, shall in any way obligate, or be construed to obligate, Lenders to agree to the subsequent termination or cancellation of Guarantor's obligations and liabilities hereunder, it being fully understood and agreed by Guarantor that Lenders may, within their sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its obligations and liabilities under this Agreement for any reason whatsoever as long as any of Borrower's Indebtedness remains unpaid and outstanding.

         SECTION 5. DEFAULT OF BORROWER. Should Borrower default under any of its Indebtedness in favor of Lenders as provided in the Credit Agreement, Guarantor unconditionally and absolutely agrees to pay in full the then unpaid amount of all of Borrower's Indebtedness guaranteed hereunder, in principal interest, costs and reasonable attorneys' fees. Such payment or payments shall be made immediately following demand by Lenders at Agent's offices at 313 Carondelet Street, New Orleans, Louisiana 70130. Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which it applies or may apply. Guarantor further waives presentation and demand for payment of Borrower's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Lenders in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party. Guarantor additionally waives any and all rights and pleas of division and discussion as provided under Louisiana law, as well as, to the degree applicable, any similar rights as may be provided under the laws of any other state.

         SECTION 6. GUARANTOR'S SUBORDINATION OF RIGHTS TO LENDERS. In the event that Guarantor should for any reason (i) make any payment for and on behalf of Borrower under










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any of Borrower's Indebtedness, and/or (ii) make any payments to Lenders in total or partial satisfaction of Guarantor's obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Borrower (or by any guarantor, endorser or surety of Borrower's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Lenders or otherwise, shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement) any and all amounts owed by Borrower to Guarantor shall in all respects be subordinate, inferior and junior to Lenders' rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's aforesaid rights against Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Lenders is fully paid and satisfied, in principal, interest, costs and attorneys' fees.

         SECTION 7. ADDITIONAL COVENANTS. Guarantor further agrees that Lenders may, at their sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing the obligations of Guarantor under this Agreement

                  (A) Discharge or release any party (including, but not limited to, Borrower or any guarantor under this Agreement) who is or may be liable to Lenders for any of Borrower's Indebtedness;

                  (B) Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness;

                  (C) Change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Lenders may determine, or after, any of Borrower's Indebtedness;

                  (D) Settle or compromise any of Borrower's Indebtedness;

                  (E) Subordinate and/or agree to subordinate the payment of all or any of Borrower's Indebtedness or Lenders' security rights in and/or to any collateral directly or indirectly securing any such indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower;

                  (F) Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its sole discretion, regardless of what Indebtedness of Borrower remains unpaid;





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                  (G) Take or accept any other security for any or all of
Borrower's Indebtedness; and/or

                  (H) Enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower's Indebtedness.

                  In addition, no course of dealing between Lenders and Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), nor any failure or delay on the part of Lenders to exercise any of Lenders' rights and remedies, or any other agreement or agreements by and between Lenders and Borrower (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing Guarantor's obligations and liabilities to Lenders or of waiving any of Lenders' rights and remedies. Any partial exercise of any rights and remedies granted to Lenders shall furthermore not constitute a waiver of any of Lenders' other rights and remedies, it being Guarantor's intent and agreement that Lenders' rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any waiver or forbearance on the part of Lenders to pursue the rights and remedies available to Lenders shall be binding upon Lenders only to the extent that Lenders specifically agree to such waiver or forbearance in writing. A waiver or forbearance on the part of Lenders as to one event of default shall not constitute a waiver of forbearance as to any other default.

         SECTION 8. NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one of the following events:

                  (A) Death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or any other guarantor, surety or endorser of any of Borrower's Indebtedness;

                  (B) Partial payment or payments of any amount due and/or outstanding under any of Borrower's Indebtedness;

                  (C) Any payment of Borrower or any other party to Lenders is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Lenders is required to refund such payment or pay such amount to Borrower or to any other person;

                  (D) Any dissolution of Borrower or any sale, lease or transfer of all or any part of Borrower's assets; and/or

                  (E) Any failure of Lenders to notify Guarantor of the acceptance of this Agreement or of the making of loans or other extensions of credit in reliance on this Agreement or of the failure of Borrower to make any payment due by Borrower to Lenders.




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                  (F) Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Lenders may determine in its own discretion, regardless of what Indebtedness of Borrower remains unpaid;

                  (G) Take or accept any other security for any or all of Borrower's Indebtedness; and/or

                  (H) Enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower's Indebtedness.

                  This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to Lenders with respect to any of Borrower's Indebtedness is rescinded or must otherwise be restored by Lenders pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that Lenders must rescind or restore any payment received by Lenders in satisfaction of Borrower's Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Lenders and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance of such obligations and liabilities and then only to the extent of such performance.

         SECTION 9. ENFORCEMENT OF GUARANTOR'S OBLIGATIONS AND LIABILITIES. Guarantor agrees that, should Lenders deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Agreement, Lenders may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Borrower's Indebtedness from Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or
(iii) including Borrower or any other guarantor, surety or endorser of any of Borrower's Indebtedness as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Agreement, each guarantor additionally agrees that Lenders may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Lenders against any other guarantor under this Agreement. In the event that Lenders should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing Guarantor obligations and liabilities hereunder, or of protecting or preserving Lenders' rights hereunder, Guarantor (and each of them, on a joint, several and solidary basis) agrees to reimburse Lenders for the reasonable fees of such an attorney. Guarantor additionally agrees that Lenders shall not be liable for failure to use diligence in the collection of any of Borrower's Indebtedness or any collateral security therefor, or in creating or preserving the liability of any





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person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

         SECTION 10. ADDITIONAL DOCUMENTS. Upon the reasonable request of Lenders, Guarantor will, at any time, and from time to time, duly execute and deliver to Lenders any and all such further instruments and documents, and supply such additional information as may be reasonably necessary or advisable in the opinion of Lenders, to obtain the full benefits of this Agreement.

         SECTION 11. TRANSFER OF INDEBTEDNESS. This agreement is for the benefit of Lenders and for such other person or persons as may from time to time become or be the holders of any of Borrower's Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as Borrower's Indebtedness may be transferable under Sections 16.7 and 16.9 of the Credit Agreement, it being understood that, upon the transfer or assignment by Lenders of any of Borrower's Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all the rights granted to Lenders under this Agreement.

                  Guarantor hereby recognizes and agrees that Lenders may, from time to time, one or more times, transfer all or any portion of Borrower's Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation or syndication interest in such Indebtedness in favor of one or more third parties in accordance with Section 29 of the Credit Agreement. Guarantor specifically agrees and consents to all such transfers and assignments in accordance with Sections 16.7 and 16.9 of the Credit Agreement and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. Guarantor additionally agrees that the purchaser of a syndication interest in Borrower's Indebtedness will be considered as the absolute owner of an interest in, or a percentage interest of, such Indebtedness and that such a purchaser shall have all of the rights granted to the purchaser under any agreement governing the sale of such a syndication interest and all rights of Lenders from whom the syndication interest was purchased under the Credit Agreement. Guarantor further waives any right of offset that Guarantor may have against Lenders and/or any purchaser of such a participation or syndication interest in Borrower's Indebtedness and Guarantor unconditionally agrees that either Lenders or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Lenders or any such purchaser. Guarantor further agrees that, upon any transfer, in accordance with Sections 16.7 and 16.9 of the Credit Agreement, of all or any portion of Borrower's Indebtedness, Lenders may transfer and deliver any and all collateral securing repayment of such Indebtedness including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to Guarantor's collateral) shall secure any and all of Borrower's Indebtedness in favor of such transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place in accordance with Section 29 of the Credit Agreement, Lenders shall be fully discharged from any and all liability and responsibility to Borrower (and Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.




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         SECTION 12. RIGHT OF OFFSET. As collateral security for the repayment of Guarantor's obligations and liabilities under this Agreement, Guarantor hereby grants Lenders, as well as their successors and assigns, the right to apply, upon the occurrence of an Event of Default under the Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, any and all funds that Guarantor may then have on deposit with or in the possession or control of any Lender and its successors or assigns (with the exception of funds deposited in IRA, pension or other tax-deferred deposit accounts), towards repayment of any of Borrower's Indebtedness subject to this Agreement.

         SECTION 13. CONSTRUCTION. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them), in favor of Lenders or assigned to Lenders by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Lenders from enforcing any and all such guaranties or agreements in accordance with their respective terms.

         SECTION 14. AMENDMENT. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officers of the required percentage of Lenders pursuant to the Credit Agreement, and then shall be effective only to the specific instance and for the specific purpose for which given.

         SECTION 15. SUCCESSORS AND ASSIGNS BOUND. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrator executors and assigns. The rights and remedies granted to Lenders under this Agreement shall also inure to the benefit of Lenders' successors and assigns, as well as to any and all subsequent holder or holders of any of Borrower's Indebtedness subject to this Agreement.

         SECTION 16. CAPTION HEADING. Caption headings of the section of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

         SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA.

         SECTION 18. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof; such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of





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this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         IN WITNESS WHEREOF, Guarantor has executed this Agreement in favor of Lenders on the day, month, and year first written above.

                           GUARANTOR:
                           PETROQUEST ENERGY, INC.
                           a Delaware corporation

                           By:
                              ------------------------------------
                           Name:  Michael O. Aldridge
                           Title: Senior Vice President,
                                  Chief Financial Officer and
                                  Secretary



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ACCEPTED:
HIBERNIA NATIONAL BANK
AS AGENT FOR ITSELF
AND THE LENDERS



By:                                                         DATE: May 11, 2001
   --------------------------------
Name:  David R. Reid
Title: Senior Vice President




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